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                                                                      EXHIBIT 10

                                Gradison Division
                       McDonald & Company Securities, Inc.
                                580 Walnut Street
                             Cincinnati, Ohio 45202
                                 (513) 579-5076


                                October 27, l997

Gradison-McDonald Municipal Custodian Trust
580 Walnut Street
Cincinnati, Ohio 45202

Dear Sir or Madam:

Reference is made to issuance of shares of beneficial interest, ("Shares"). without par value of the Gradison Ohio Tax-Free Income Fund, a series of Gradison-McDonald Municipal Custodian Trust.

I wish to advise you that I have reviewed the Trust's Declaration of Trust, its By-Laws, the record of proceeding of its trustees from the date of its organization until the present time, the applicable provisions of the laws of the State of Ohio under which the Trust was organized, and such other documents and questions of law as I deem necessary for the purpose of this opinion.

Based upon the foregoing, I am of the opinion that the Shares may be legally and validly issued from time to time in accordance with the Trust's Declaration of Trust and By-Laws and subject to compliance with the Securities Act of l933, as amended, Investment Company Act of l940, as amended, and applicable state laws regulating the sale of securities; and when so issued will be fully paid and non-assessable.

I hereby consent to the filing of this opinion in connection with the Post-Effective Amendment No. 10 to the Trust's Registration Statement on Form N-1A (File No. 33-48613) which is about to be filed with the Securities and Exchange Commission.


                           Sincerely,


                           Richard M. Wachterman
                           General Counsel